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                        [VINSON & ELKINS LETTERHEAD]

                           ATTORNEYS AT LAW


                         VINSON & ELKINS L.L.P.

                        1325 AVENUE OF THE AMERICAS            E-mail:
Writer's Phone:                17TH FLOOR                 chuffman@velaw.com
(917) 206-8103            NEW YORK, NEW YORK              Web: www.velaw.com
Writer's Fax:                 10019-6026
(917) 206-8100


                        June 25, 1999


Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado  80202-4722

RE:  Form S-8 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel to Forest Oil Corporation, a New York corporation ("Forest"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 250,000 shares of Forest's common stock, par value $.10 per share (the "Shares") to be issued under Forest's 1999 Employee Stock Purchase Plan (the "Plan").

     We have examined such corporate records, other documents, and such questions of law as we considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion all necessary corporate proceedings by Forest have been duly taken to authorize the issuance of the Shares pursuant to the Plan and that the Shares being registered pursuant to the Registration Statement, when issued and paid for under the Plan in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                              Very truly yours,

                              VINSON & ELKINS L.L.P.